Exhibit 99.1

Source: Exela Technologies, Inc.
May 03, 2023 10:17 ET

Exela Technologies Urges Stockholders to Vote "FOR" Proposal 1

•	The Exela Special Meeting of Stockholders is scheduled for Thursday, May 4, 2023 and voting is open.

•	Proposal 1 will facilitate continued listing on The Nasdaq Capital Market.

IRVING, Texas, May 03, 2023 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or “the Company”) (NASDAQ: XELA, XELAP), a leader in business processing automation, is reminding our shareholders to vote TODAY FOR Proposal 1, an amendment to effect a reverse stock split.

Why? Exela is better served by all of our constituents to remain on Nasdaq for continuity. Due to our broad and global investor global base, it is critical that stockholders vote, no matter how many shares they own.

Can I change my vote? Yes, investors who may have voted Against or Abstain the proposal can change their vote to FOR.

How? Stockholders can vote by following the easy instructions on the proxy card.  Proxy information is here: https://www.sec.gov/Archives/edgar/data/1620179/000110465923035255/tm232081-3_defr14a.htm

If you hold shares at Robinhood, look for an alert in your Robinhood app or online. For most other shareholders look for an email from proxyvote.com.

Exela stockholders who need assistance in voting their shares may contact Exela’s proxy solicitor, Morrow Sodali LLC by calling (800) 662-5200 or (international collect) +1 (203) 658-9400 or via email: XELA@info.morrowsodali.com.

For more Exela news, commentary, and industry perspectives, visit: https://investors.exelatech.com/

And please follow us on social:

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The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

About Exela Technologies

Exela is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions that improve efficiency, quality, and productivity. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry solution suites addressing finance & accounting, human capital management, facilities optimization, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Exela is a leader in workflow automation, attended and unattended cognitive automation, digital mailrooms, print communications, and payment processing, with deployments across the globe. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 16,000 employees operating in 21 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "may", "should", "would", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "continue", "future", "will", "expect", "outlook" or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading "Risk Factors" in Exela's Annual Report and other securities filings. In addition, forward-looking statements provide Exela's expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela's assessments to change. These forward-looking statements should not be relied upon as representing Exela's assessments as of any date subsequent to the date of this press release.

Investor and/or Media Contacts:

Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin
E: IR@exelatech.com